Exhibit 99.1

ABIOMED ANNOUNCES Q1 FY 2018 REVENUE OF $132.5 MILLION, UP 29% OVER PRIOR YEAR

Company announces Japanese reimbursement for Impella® heart pumps and raises lower end of FY 2018 revenue guidance

DANVERS, Mass. — July 27, 2017 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported first quarter fiscal 2018 revenue of $132.5 million, an increase of 29% compared to revenue of $103.0 million for the same period of fiscal 2017. First quarter fiscal 2018 GAAP net income was $37.4 million or $0.82 per diluted share, compared to GAAP net income of $12.9 million or $0.29 per diluted share for the prior year period.

Financial and operating highlights during the first quarter of fiscal 2018 include:

•	Fiscal first quarter worldwide revenue from Impella® heart pumps totaled $127.2 million, an increase of 30% compared to revenue of $97.8 million during the same period of the prior fiscal year. U.S. revenue from Impella heart pumps grew 28% to $114.7 million and U.S. Impella patient usage grew 27%.

•	Outside the U.S., revenue from Impella heart pumps totaled $12.5 million and was up 53%, predominately from Germany, which grew 62% in revenue from the prior fiscal year.

•	The installed base for Impella 2.5® heart pumps in the U.S. grew by an additional 16 hospitals, which made initial purchases of Impella heart pumps, bringing the installed customer base to 1,154 sites. The installed customer base for Impella CP® heart pumps grew by 46 new U.S. hospitals, bringing the total number of Impella CP sites to 1,062. The installed customer base for Impella 5.0® heart pumps grew by 19 new U.S. hospitals, bringing the total number of Impella 5.0 sites to 472.

•	An additional 15 sites made initial purchases of the Impella RP® heart pumps during the quarter, bringing the total number to 142 sites.

•	Gross margin for fiscal first quarter 2018 was 83.5% compared to 85.4% in the first quarter of fiscal 2017.

•	Operating income for the first quarter of fiscal 2018 was $33.1 million, or 25.0% operating margin, compared to $21.2 million, or 20.6% operating margin in the prior year period.

•	First quarter fiscal 2018 GAAP net income was $37.4 million or $0.82 per diluted share, which benefited from the adoption of a new accounting standard that required $16.8 million, or $0.37 per diluted share, of excess tax benefits related to employee share-based compensation awards be recorded as a reduction of income tax expense. This compared to GAAP net income of $12.9 million or $0.29 per diluted share for the prior year period, before new accounting standards.

•	The Company generated $12.0 million in cash, cash equivalents and marketable securities, totaling $289.1 million as of June 30, 2017, compared to $277.1 million at March 31, 2017. The Company incurs annual cash outlays in the first quarter and currently has no debt.

•	The Company has recently received approval from the Japanese Ministry Health Labour and Welfare (MHLW) for reimbursement on Impella 2.5 and 5.0 Impella heart pumps and 10 physician societies have completed the hospital guidance document. At current exchange rates, reimbursement in Japan is estimated to be $24,000, equivalent to our Impella sales price in the U.S., and commences this September. We expect our first Japanese patient in September and are reiterating our controlled Impella launch at 10 hospitals by end of this fiscal year in March.

•	On June 30, a new study of Abiomed’s Impella 2.5 heart pump demonstrated potential survival benefit with pre-PCI insertion in heart attacks with the left main coronary artery.

“We have been notified by MHLW of Japanese reimbursement for Impella beginning in September allowing our introduction into the world’s second largest medical device market,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “Our continued execution validates Abiomed as one of the fastest growing medical technology companies with increasing GAAP profitability and no debt. I am proud of our team’s ability to consistently achieve our strategic initiatives and execute on our tactical plan as Abiomed builds the Field of Heart Recovery.”

FISCAL YEAR 2018 OUTLOOK

The Company is increasing the lower end of its fiscal year 2018 revenue guidance by $5 million to a new range of $560 million to $575 million, an increase in revenue of 26% to 29% from the prior year. This compares to the prior forecast of $555 million to $575 million. The Company is maintaining its fiscal year guidance for GAAP operating margin in the range of 22% to 24%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Thursday, July 27, 2017, at 8:00 a.m. EDT. Michael R. Minogue, Chairman, President and Chief Executive Officer; Michael Tomsicek, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EDT July 27, 2017 through 11 a.m. EDT on July 30, 2017. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 51159965.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg Ward

Director, Investor Relations

978-646-1590

ir@abiomed.com

Adrienne Smith

Senior Director, Public Relations and Corporate Communications

978-646-1553

adsmith@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	June 30, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$43,970	$39,040
Short-term marketable securities	207,441	190,908
Accounts receivable, net	53,557	54,055
Inventories	36,926	34,931
Prepaid expenses and other current assets	9,021	8,024

Total current assets	350,915	326,958
Long-term marketable securities	37,669	47,143
Property and equipment, net	92,804	87,777
Goodwill	33,199	31,045
In-process research and development	15,487	14,482
Long-term deferred tax assets, net	113,457	34,723
Other assets	8,686	8,286

Total assets	$652,217	$550,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,784	$20,620
Accrued expenses	35,695	37,703
Deferred revenue	9,697	10,495
Current portion of capital lease obligation	829	799

Total current liabilities	59,005	69,617
Other long-term liabilities	588	3,251
Contingent consideration	9,418	9,153
Long-term deferred tax liabilities	837	783
Capital lease obligation, net of current portion	15,325	15,539

Total liabilities	85,173	98,343

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	441	437
Authorized - 100,000,000 shares; Issued - 45,791,680 shares at June 30, 2017 and 45,249,281 shares at March 31, 2017
Outstanding - 44,080,941 shares at June 30, 2017 and 43,673,286 shares at March 31, 2017
Additional paid in capital	580,017	565,962
Retained earnings (accumulated deficit)	65,661	(46,959)
Treasury stock at cost - 1,710,739 shares at June 30, 2017 and 1,575,995 shares at March 31, 2017	(64,567)	(46,763)
Accumulated other comprehensive loss	(14,508)	(20,606)

Total stockholders’ equity	567,044	452,071

Total liabilities and stockholders’ equity	$652,217	$550,414

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,
	2017	2016
Revenue:
Product revenue	$132,431	$102,989
Funded research and development	37	6

	132,468	102,995

Costs and expenses:
Cost of product revenue	21,862	15,070
Research and development	16,931	15,660
Selling, general and administrative	60,597	51,032

	99,390	81,762

Income from operations	33,078	21,233

Other income:
Investment income, net	635	269
Other income (expense), net	79	(77)

	714	192

Income before income taxes	33,792	21,425
Income tax (benefit) provision (1)	(3,582)	8,515

Net income	$37,374	$12,910

Basic net income per share	$0.85	$0.30
Basic weighted average shares outstanding	43,895	42,811
Diluted net income per share (2)	$0.82	$0.29
Diluted weighted average shares outstanding	45,608	45,178
(1) Income tax provision includes the effect of the following item:
Excess tax benefits related to stock-based compensation awards *	$16,842	$—
(2) Diluted net income per share includes the effect of the following item:
Excess tax benefits related to stock-based compensation awards *	$0.37	$—

*	In the first quarter of fiscal 2018, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders’ equity as previous guidance required.